Exhibit 23

Consent of Independent Registered Public Accounting Firm

1st Constitution Bancorp
Cranbury, New Jersey

We hereby consent to the incorporation by reference in the Registration Statements on Form S8 (No. 333-188843, No. 333-184412, No. 333-132474, No. 333-204552, No. 333-232904, and No. 333-239455) of 1st Constitution Bancorp of our report dated March 15, 2021, relating to the consolidated financial statements which appears in this Form 10-K.

/s/ BDO USA, LLP

Philadelphia, Pennsylvania

March 15, 2021